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                                                                     EXHIBIT 4.5

                                                                       NO. WC-__

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                    VISTA LASER CENTERS OF THE PACIFIC, INC.
              (Incorporated under the laws of the State of Nevada)

                     CLASS C COMMON STOCK PURCHASE WARRANTS
                        _________ SHARES OF COMMON STOCK

VOID AFTER 5:00 P.M. ON ___________________, 2001 (FIVE YEARS AFTER EFFECTIVE DATE OF PROSPECTUS)

                         """""""""""""""""""""""""""""""

         This is to certify that, for value received, receipt of which is hereby acknowledged, ________________________________, (herein called the "holder"), is entitled to purchase from VISTA LASER CENTERS OF THE PACIFIC, INC., a Nevada corporation (hereinafter called the "Company"), at the warrant exercise price of SIX DOLLARS ($6.00) per share, subject to adjustment as hereinafter provided (hereinafter called the "Warrant Price"), at any time on or before the expiration date set forth below, up to _________________________________________
(_______) fully paid and non-assessable shares of Common Stock of the Company (hereinafter called "Common Stock"), subject to the terms and conditions hereof, including such adjustments as may be required under the terms hereof.

         For the purposes of this Warrant, the Expiration Date shall mean 5:00 P.M. Pacific time on date of the fifth anniversary of the effective date for the Company's registration statement for the public offering in which this Warrant was distributed to the public (the "IPO").

         This Warrant was originally issued during 1996 as part of an issue of Class C common stock purchase warrants (herein called the "Warrants") as a registered public offering of Units consisting of two (2) shares of Company Common Stock and one Class C Warrant by the Company. This Warrant represents part of such public distribution of securities and is herein called "this Warrant."

         This Warrant may be exercised by the holder as hereinabove provided as to the whole or any part of the shares of Common Stock covered hereby, by surrender of this Warrant at the principal office of any transfer agent for the Common Stock, or, if the Company shall not have any transfer agent for the Common Stock, at the principal office of the Company (any such transfer agent, or the Company acting hereunder, being hereinafter called the "Warrant Agent"), with the statement of election to subscribe attached hereto duly executed and upon payment to the Company of the Warrant Price for shares so purchased in cash or by certified check or bank draft. Thereupon (except that if, upon such date, the stock transfer books of the Company shall be closed, then upon the next succeeding date on which such transfer books are open), this Warrant shall be deemed to have been exercised and the person exercising the same to have become a holder of record of shares of Common Stock purchased hereunder for all purposes, and certificates for such shares so purchased shall be delivered to the purchaser within a reasonable time (not exceeding five business days, except while the transfer books of the Company are closed) after this Warrant shall have been exercised as set forth hereinabove. If this Warrant shall be exercised in respect of a part only of the shares of Common
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Stock covered hereby, the holder shall be entitled to receive a similar warrant of like tenor and date covering the number of shares in respect of which this Warrant shall not have been exercised.

         The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         The rights of the holder of this Warrant shall be subject to the following terms and conditions:

SECTION 1. CERTAIN ADJUSTMENTS AND NOTICES

         1.1. In case the Company shall hereafter at any time change as a whole, by split-up, subdivision or combination in any manner or by the making of a stock dividend, the number of outstanding shares of Common Stock into a different number of shares of Common Stock with or without par value, (i) the number of shares of Common Stock which immediately prior to such change the holder of this Warrant shall have been entitled to purchase pursuant to this Warrant shall be increased or decreased in direct proportion to the increase or decrease, respectively, in the number of shares of Common Stock outstanding immediately prior to such change, and (ii) the Warrant Price in effect immediately prior to such change shall be increased or decreased, as the case may be, in inverse proportion to such increase or decrease in the number of such shares outstanding immediately prior to such change; in any such event, the rights of the holder of this Warrant to an adjustment in the number of shares of Common Stock purchasable on exercise of this Warrant as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the holder of this Warrant becomes entitled to purchase hereafter.

         1.2. In case of any capital reorganization or any reclassification of the capital stock of the Company, or in the case of the consolidation or merger of the Company with another corporation, or in case of any sale, transfer or other disposition to another corporation of all or substantially all of the property, assets, business and goodwill of the Company as an entirety, as the case may be, the holder of this Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification consolidation, merger, sale, transfer or other disposition that appropriate provision shall be made so that such holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property receivable, upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, transfer or other disposition, by a holder of the number of shares of Common Stock which this Warrant entitled the holder thereof to purchase immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments (as determined in good faith by the Board of Directors of the Company or of such other corporation, as the case may be) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holder of this Warrant, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of this Warrant.

         1.3. In case the Company shall hereafter at any time declare a dividend upon shares of Common Stock payable otherwise than out of retained earnings or otherwise than in shares of Common Stock or in stock or obligations directly or indirectly convertible into or exchangeable for Common Stock, the holder of this Warrant shall, upon exercise of this Warrant in whole or in part, be entitled to receive, in addition to the


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number of shares of Common Stock deliverable upon such exercise against payment of the Warrant Price therefor, but without further consideration, the cash, stock or other securities or property which the holder of this Warrant would have received as dividends (otherwise than out of such retained earnings and otherwise than in shares of Common Stock or in such convertible or exchangeable stock or obligations) if continuously since the date set forth at the foot of this Warrant such holder (i) had been the holder of record of the number of shares of Common Stock deliverable upon such exercise and (ii) had retained all dividends in stock or other securities (other than shares of Common Stock or such convertible or exchangeable stock or obligations) paid or payable in respect of said number of shares of Common Stock or in respect of any such stock or other securities so paid or payable as such dividends. For purposes of this
Section 1.3, a dividend payable otherwise than in cash shall be considered to be payable out of retained earnings only to the extent of the fair value of such dividend as determined by the Board of Directors of the Company.

         1.4. No certificates for fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but in lieu thereof the Company shall, upon exercise in full of this Warrant, purchase out of funds legally available therefor any such fractional interest for an amount in cash equal to the current market value of such fractional interest calculated to the nearest cent, computed on the basis of the closing sale price, as reported by the National Association of Securities Dealers, Inc., of the Common Stock in the over-the-counter market on the most recent day within ten days prior to the date of such exercise for which such closing prices shall have been so reported, or, if the Common Stock is listed on a stock exchange registered with the Securities and Exchange Commission (the "SEC"), the last reported sale price on such exchange on such day; and if there shall have been no sale on said day, then the computation shall be made on the basis of the last reported sale price on such exchange within ten days prior to such date. If there have been no reported closing sale prices, as the case may be, within such ten days, the current market value shall be fixed in a manner determined in good faith by the Board of Directors of the Company.

         1.5. Whenever the Warrant Price is adjusted, as herein provided, the Company shall forthwith file with the Warrant Agent a statement signed by the President or any one of the Vice Presidents of the Company and by its Treasurer or an Assistant Treasurer, stating the adjusted Warrant Price determined as herein provided. Such statement shall show in detail the facts requiring such adjustment, including a statement of the consideration received by the Company for any additional securities issued. Whenever the Warrant Price is adjusted, the Company will forthwith cause a notice stating the adjustment and the Warrant Price to be mailed to the registered holder of this Warrant at the address of such holder shown on the books of the Company.

         1.6. In case:

                           (a) the Company shall take a record of the holders of its Common Stock (or any other securities issuable upon the exercise of the Warrants) for the purpose of entitling them to receive any dividend (other than a regular cash dividend at the same rate as the rate of the last regular cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                           (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                           (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each holder of record of the Warrants at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating


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         the amount and character of such dividend, distribution or right, or
         (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such event. Such notice shall be mailed at least thirty (30) days prior to the date therein specified and the Warrants may be exercised prior to said date during the term of the Warrants.

SECTION 2. REDEMPTION OF WARRANT

         2.1. The Company may redeem this Warrant upon the notice (as described below) at any time and from time to time after the Company's Common Stock shall have traded in the over-the-counter market or on a stock exchange registered with the SEC at a bid price equal to or in excess of $8.00 per share for ten
(10) consecutive days. The Warrants represented by this certificate may be redeemed by the Company in whole or in part, by paying to the holder of record the sum of Twenty-Five Cents ($.25) per Warrant (the "Redemption Price").

         2.2. The Company shall give notice of its election to redeem this Warrant by mailing a copy of such notice, postage prepaid, to the holder of record of this Warrant, not less than thirty (30) days nor more than ninety (90) days prior to the date designated as the date of redemption, addressed to the holder's address as appearing on the books of the Company or its duly appointed stock transfer agent. Failure to give notice, or any defect in a notice or in mailing thereof, will not affect the validity of the redemption.

         2.3. Prior to providing the notice to the Warrant holder required by
Section 2.2 above, the Company shall have registered for distribution with the SEC, and the states wherein at least seventy-five percent (75%) of the holders of all Warrants to be redeemed reside, an effective and current registration statement on the number of shares of the Company's Common Stock equal to the number of Warrants to be redeemed. In the event the Company Common Stock cannot be registered for distribution in the state in which the holder of this Warrant resides, the holder shall not be permitted to exercise this Warrant.

         2.4. If only a portion of the Company's Class C Warrants then outstanding is to be redeemed at a given time, the Company shall select the Class C Warrants to be redeemed by lot or pro rata, in whatever reasonable manner the Company's Board of Directors shall determine.

         2.5. On and after the date of redemption specified in the notice, the holder of record of this Warrant shall be entitled to receive the Redemption Price hereof, upon presentation and surrender of this Warrant at the place designated in such notice.

         2.6. From and after the date of the redemption specified in the required notice (unless the Company defaults in providing money for the payment of the Redemption Price), all rights of the holder of record of this Warrant shall cease, except for the right to receive the Redemption Price hereof, without interest, and this Warrant shall no longer be deemed to be outstanding.

SECTION 3. MISCELLANEOUS

         3.1. The issue of any stock or other certificate upon the exercise of this Warrant shall be made without charge to the registered holder hereof for any tax in respect of the issue of such certificate. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of this


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Warrant, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         3.2. This Warrant and all rights hereunder or any portion thereof are transferable on the books of the Company, upon surrender of this Warrant, with the form of assignment attached hereto duly executed by the registered holder hereof or by his attorney duly authorized in writing, to the Warrant agent at its principal office hereinabove referred to, and thereupon there shall be issued in the name of the transferee or transferees, in exchange for this Warrant, a new Warrant or Warrants of like tenor and date, representing in the aggregate the right to subscribe for and purchase the number of shares, or such portion thereof as shall be so transferred, which may be subscribed for and purchased hereunder and if there shall be any balance of such shares not so transferred, there shall be issued in the name of the registered holder of this Warrant, a new Warrant or Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the balance of the number of shares which may be subscribed for and purchased hereunder.

         3.3. If this Warrant shall be lost, stolen, mutilated or destroyed, the Company may instruct the Warrant Agent, on such terms as to indemnify or otherwise as the Company may in its discretion impose, to issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         3.4. The Company and any Warrant Agent may deem and treat the registered holder of this Warrant as the absolute owner of this Warrant for all purposes and shall not be affected by any notice to the contrary.

         3.5. This Warrant shall not entitle the holder to any rights of a stockholder of the Company, either at law or in equity, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive rights or to receive any notice of meetings of stockholders or of any other proceedings of the Company.

         3.6. This Warrant shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its corporate name by its duly authorized officer as of the day and year written below.

Dated:  ____________________

                    VISTA LASER CENTERS OF THE PACIFIC, INC.


                    By: ________________________________
                                President

Attest:



________________________________
[Assistant] Secretary




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                               TRANSFER OF WARRANT


For value received ____________________________________________ hereby sells, assigns and transfers unto ________________________, the right to purchase _______________ of the shares of Common Stock of VISTA LASER CENTERS OF THE PACIFIC, INC., a Nevada corporation, which rights are represented by the within Warrant, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer said rights on the books of the within named Company, with full power of substitution in the premises.


Dated: ___________________, _____            ___________________________________
                                             (Signature)


                                             ____________________________
                                             Signature Guarantee [Medallion
                                             Signature Guarantee]

********************************************************************************
                              ELECTION TO SUBSCRIBE

                                                   Date:_________________, _____

To: VISTA LASER CENTERS OF THE PACIFIC, INC.: The undersigned hereby subscribes for __________ of the shares of Common Stock covered by the within Warrant and tenders payment herewith in the amount of $_______________ in accordance with the terms thereof:

                                             Deliver Stock Certificate(s)
                                         [   ]                 [   ]
Issue Certificate(s) for said Stock     by mail               against
                                                          counter-receipt

TO:                                     TO:


___________________________________     ___________________________________
(Name)                                  (Name)


___________________________________     ___________________________________
(Taxpayer Identification Number)        (Street and Number)


___________________________________     ___________________________________
(Street and Number)                     City        State  ZIP Code


___________________________________
City       State   ZIP Code

and if said number of shares shall not be all of the shares covered by the within Warrant, that a new Warrant for the balance of the shares remaining be registered in the name of, and delivered, to the registered holder of this Warrant certificate.



___________________________________     ___________________________________
(Signature of Registered Holder)        Signature Guarantee



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